UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     May 30, 2006

FORCE PROTECTION, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-22273	84-1383888
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9801 Highway 78, Building No. 2, Ladson, SC	29456
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code        (843) 740-7015

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 31, 2006 the U.S. Army Tank-Automotive and Armaments Command (“TACOM”) awarded BAE Systems Land & Armaments L.P. of York, Pa (“BAE”) a delivery order in the amount of $180,503,000 as part of a $445,439,000 firm-fixed-price contract for the production and delivery of 378 Iraqi Light Armored Vehicles (“ILAV”) to be delivered to the Iraqi National Army. Force Protection Industries (“FPI”) has an agreement with BAE pursuant to which FPI will license to BAE the use of FPI’s Cougar vehicle as the basis for the ILAV design, and will act as BAE’s principal subcontractor to provide the manpower and other resources needed to produce 50% of the vehicles in Ladson South Carolina. FPI shall also provide 100% of the after sales service and support required under the TACOM agreement. FPI is in the process of finalizing the detailed terms and conditions of the subcontract with BAE, which will have an estimated value to FPI of approximately $55,000,000.

This report may contain forward-looking statements that involve risks and uncertainties. We  generally  use  words  such  as  “believe,”  “may,” “could,” “will,”  “intend,”  “expect,”  “anticipate,”  “plan,” and similar expressions to identify  forward-looking  statements. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risks described below and elsewhere in this report. Although we believe  the  expectations  reflected  in  the  forward-looking  statements  are reasonable,  they  relate  only to events as of the date on which the statements are  made,  and  our  future  results,  levels of activity, performance or achievements may not meet these expectations. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Force Protection, Inc.
(Registrant)

Date June 2, 2006

/s/ GORDON MCGILTON
(Signature)

Print Name: Gordon McGilton
Title: Chief Executive Officer